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                                                        Exhibit 23.3



                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-3 No. 333-67538) and related Prospectus of Liberty Media Corporation for the registration of $817,729,000 of 3-1/4% Senior Exchangeable Debentures due 2031 and to the incorporation by reference therein of our report dated February 23, 2001 except for Note 8, as to which the date is March 30, 2001, with respect to the consolidated financial statements and schedule of Teligent, Inc. (on May 21, 2001, Teligent, Inc. filed for protection under the United States bankruptcy laws, see Note 18 (unaudited) to the consolidated financial statements of Teligent, Inc.) included in its Annual Report (Form 10-K/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                       /s/ Ernst & Young LLP

McLean, Virginia
July 25, 2001